EXHIBIT 32.2

SECTION 1350 CERTIFICATION

In connection with the Annual Report of Columbia Sportswear Company (the “Company”) on Form 10-K for the period ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Form 10-K”), I, Thomas B. Cusick, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Form 10-K fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 as of, and for, the periods presented in the Form 10-K; and

(2)	The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of the operation of the Company.

Dated: February 28, 2012

/s/ THOMAS B. CUSICK

Thomas B. Cusick

Senior Vice President and Chief Financial Officer

(Principal Financial and Accounting Officer)